August 2, 2023 Dear Shareholders, 2023 is a crucial year for Zillow and is all about execution. As the year progresses, we’re pleased with what we’ve accomplished thus far. Total revenue of $506 million this quarter surpassed the high end of our outlook by $27 million and returned to slightly positive year-over-year growth. We continued to outperform the real estate industry for the fourth consecutive quarter, exceeding the total industry transaction dollar decline by 1,900 basis points 1 . Zillow Group’s second quarter GAAP net loss was $35 million, and Adjusted EBITDA 2 of $111 million exceeded the top end of our outlook by $30 million. Our revenue and Adjusted EBITDA outperformance continues to be driven by a combination of progress we’ve made since re-orienting the company in early 2022, our focus on cost management, and favorable relative housing macroeconomic tailwinds despite an ongoing tough housing environment. GROWTH STRATEGY Our ultimate goal is to deliver the housing super app — a seamless experience for our customers as they move from dreaming and shopping into buying, selling, renting and financing, with Zillow products and services to choose from along the way. We’re working to increase engagement, customer transactions, and revenue per customer transaction by investing across five growth pillars: touring, financing, seller solutions, enhancing our partner network, and integrating our services. The expected output of this strategy is to grow our share of customer transactions from 3% to 6% by the end of 2025 3 . This strategy is grounded in what we believe is a significant opportunity in front of us: We estimated approximately 25% of all actual U.S. homebuyers sought a Premier Agent in the previous year, yet only an estimated 3% of homebuyers and sellers 3 Please see the “Use of Operating Metrics” section below for additional information about our calculations of customer transactions and share of customer transactions. 2 Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net income (loss) for the relevant period. 1 National Association of REALTORS® existing homes sold during Q2 2023 multiplied by the average selling price per home for Q2 2023, compared to the same period in 2022. 1 | Q2 2023

ultimately transacted with us, as cited in our 2022 investor deck 4 . This large and highly accessible transaction share TAM 5 brought new focus to our efforts to continuously improve the customer experience. We have made significant investments in our customer funnel to capture more demand, which has resulted in better-than-expected connections in Premier Agent. As we focus on our strategy, we’re also keenly tuned into what is happening around us. We continue to be excited by the recent and rapid changes brought about by AI, and we see how these technologies will be a fundamental accelerant to our business. Already, teams across the company are exploring how AI can and will improve the experience of our customers, our Premier Agent partners, our loan officers and our employees. Our company was founded on a relentless commitment to delivering product innovations that empower and serve our customers, and this approach has served us well, driving favorable word-of-mouth marketing and strong brand recognition 6 . Today, more than 80% of our traffic comes directly 7 to us. And nearly half of our visits today are in the Zillow app 7 , which we see as the key interface with our customers. RENTALS With over 11 million rental households moving every year 7 , we continue to invest in Zillow’s Rentals marketplace to integrate and streamline the renting experience. This business performed well in Q2, with revenue growing 28% year over year. This growth was driven by organic efforts — signing up more multi-family properties and attracting more single-family listings. In May 2022, Zillow regained its spot as the #1 most visited rentals platform, according to Comscore, and we have widened our lead since then, putting us in a strong position for future revenue growth. 7 Zillow internal estimates. 6 https://www.zillowgroup.com/second-quarter-2023-media-coverage-highlights/. 5 TAM = Total Addressable Market. 4 https://investors.zillowgroup.com/investors/news-and-events/events-and-presentations/prese ntations/presentation-details/2022/Zillow-Group-Investor-Deck--February-2022/default.aspx. 2 | Q2 2023

FINANCING

Financing is an important opportunity for us; nearly 80% of homes purchased are financed with a mortgage[8], 40% of all homebuyers start their journey shopping for a mortgage[9], 80% of those buyers don't yet have an agent[9], and almost all of those mortgage seekers use Zillow[9]. We are building the foundation for a substantial first-party direct-to-consumer purchase mortgage origination business, which seamlessly integrates with our extensive Premier Agent partner network.

We made progress in Q2 creating stronger integration between our Zillow Home Loans officers and Premier Agent partners. We've focused on deepening the relationship between the two and providing tools to help bolster loan officer efficiency and deliver a better customer experience. As a result, we've seen a 50% increase in loan officer productivity compared to Q4 2022[10]. Consistent with last quarter, we are also seeing roughly 1 in 3 Premier Agent partners in our enhanced markets connect customers to Zillow Home Loans, up from roughly 1 in 5 in Q4 2022.


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As a result of our efforts to integrate financing into our customer and partner experience, we reported 73% year-over-year growth in purchase loan origination volume and 30% growth in purchase loan origination volume sequentially from Q1 2023 — in a tough housing market.

TOURING

Touring is one of our big bets, as our data shows movers who request a tour convert to buyers at 3x the rate of other actions on Zillow. Enabled by ShowingTime's integration with Zillow, real-time touring allows eligible buyers to get a tour confirmed quickly with much less friction. Agents now have expanded self-service tour management capabilities at their fingertips, including the ability to reschedule or view subsequent tours in the ShowingTime app and book multi-property tours.

We've now rolled out real-time touring in all six of our enhanced markets, including Charlotte and Durham. Also, to accelerate the rollout, we've begun launching outside of our enhanced markets,

[8]2022 Profile of Homebuyers and Sellers, per the National Association of REALTORS®.
[9]Zillow internal estimates.
[10]Based on the number of locked loans.

3 | Q2 2023 ZILLOWGROUP

including four additional locations this quarter. As we expand, we're continuing to invest in product improvements to enhance the experience. This work is adding up to a meaningful step up from the antiquated game of three-legged phone tag still used by many customers and agents today to schedule home tours. Real-time touring, combined with other initiatives in our enhanced markets, is improving our funnel and driving meaningful improvements in our ability to connect higher-intent customers to our Premier Agent partners.

SELLER SOLUTIONS

In June, we launched Listing Showcase from ShowingTime+ in select markets, allowing sellers and listing agents to differentiate themselves on Zillow through higher-quality listings that look unlike anything else that exists in real estate today. We're excited about this product for a number of reasons. First, by targeting sellers and listing agents directly, we are expanding our serviceable addressable market, increasing our opportunity to grow customer transaction share, and diversifying our business model. Second, Listing Showcase provides customers a richer, more tech-enabled home-shopping experience, while reinforcing Zillow's belief in providing customers with more transparency. Finally, Listing Showcase is giving agents an opportunity to elevate their professional brand and help them win more listings.


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Initial feedback and demand have been strong from listing agents eager to try this exclusive offering from Zillow and ShowingTime+. We are planning to roll out more markets over the course of this year, and will provide more details in the coming months.

We have also made progress on our other seller solutions offerings, bringing customers optionality to choose the best way to sell their home. Our partnership with Opendoor, which allows sellers on Zillow to request a cash offer from Opendoor, is now live in 25 markets, up from the two markets we initially launched in February 2023.

ENHANCED MARKETS

We believe we are making good progress on increasing our share of customer transactions in our enhanced markets. In four of our enhanced markets — Denver, Raleigh, Atlanta and Phoenix — we are seeing significant year-over-year connections growth, compared to our national connection volumes, which are nearly

4 | Q2 2023 ZILLOW GROUP

flat year over year on a combined basis for the last two months. Additionally, we’re pleased to share that in Q2 we saw 50% year-over-year customer transaction share growth in Phoenix and Atlanta. We believe this outsized performance is driven by a combination of partner selection and early success in real-time touring and financing, and buoyed by the relative tailwinds we are seeing across the business. This gives us confidence to roll out more enhanced markets, and we will share our progress as more data becomes available. LOOKING AHEAD As we think about the progress we’re making in the business, we are pleased with how we have managed through what continues to be a tough housing market. Mortgage rates are staying higher for longer and continue to be volatile, resulting in would-be sellers staying put and holding onto their legacy low-rate mortgages. This is having a more pronounced effect on sales volumes during the typically strong summer moving season. Demand has held up better than supply, driving inventory to record lows and supporting prices despite affordability headwinds. We continue to expect it will take time to normalize to higher sales levels. Though we’re managing through a tough housing macroeconomic environment, we will remain focused on what we can control: steady momentum across our growth pillars and prudent cost management as we work towards driving profitable growth for our business. Sincerely, Rich Barton Jeremy Hofmann Co-founder & CEO CFO 5 | Q2 2023

Second-Quarter 2023 Highlights

Zillow Group's second-quarter results exceeded our outlook for revenue and Adjusted EBITDA.

- Q2 revenue was $506 million, above the midpoint of our outlook range by $41 million.
    - Residential revenue decreased 3% year over year to $380 million, outperforming both the industry total transaction dollar decline of 22% and the high end of our expectations, as we delivered a better-than-expected number of connections to Premier Agent partners, and had favorable relative housing macroeconomic tailwinds despite a challenging housing market.
    - Rentals revenue increased 28% year over year to $91 million, as we continued to see strong traffic and growth in multifamily properties.
    - Mortgages revenue of $24 million decreased 17% year over year due to higher interest rates that impacted demand and resulted in a decrease in revenue from our mortgage marketplace. Q2 purchase loan origination volumes grew 30% sequentially from Q1 2023 and 73% year over year from Q2 2022.
- On a GAAP basis, net loss was $35 million in Q2.
- Q2 Adjusted EBITDA was $111 million, $40 million above the midpoint of our outlook range, driven primarily by higher-than-expected Residential revenue.
- Jeremy Hofmann was promoted to Chief Financial Officer.
- We launched a new Appointment Center by ShowingTime+sm[11] and Listing Showcasesm[12].
- Cash and investments were $3.3 billion at the end of Q2, down slightly from $3.4 billion at the end of Q1, after $150 million in share repurchases in Q2. We announced an additional $750 million repurchase authorization today, which brings our available authorizations to $1.0 billion.
- Traffic to Zillow Group's mobile apps and websites in Q2 was 226 million average monthly unique users, down 3% year over year. Visits during Q2 were 2.7 billion, down 8% year over year.



REVENUE
$600M
$400M
$200M
$0M
$504M
$483M
$435M
$469M
$506M
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

[11] https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2023/New-enhanced-Appointment-Center-by-ShowingTime-combines-personal-showing-service-with-powerful-data-and-reporting-tools/default.aspx.

[12] https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2023/The-listing-of-the-future-is-here-ShowingTime-launches-new-immersive-listing-experience-on-Zillow/default.aspx.

6 | Q2 2023
ZILLOW GROUP

Select Q2 2023 Results

RESIDENTIAL

Residential revenue decreased 3% year over year to $380 million in Q2 2023, driven primarily by lower Premier Agent revenue as a result of weakness in the overall housing market, with total industry transaction dollars declining 22% year over year. Residential revenue outperformed the industry and the high end of our outlook range by delivering a better-than-expected number of customer connections to our Premier Agent partners, and buoyed by favorable tailwinds relative to the industry.



RESIDENTIAL REVENUE
$500M
$400M
$300M
$200M
$100M
$0M
$392M
$372M
$340M
$361M
$380M
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Premier Agent revenue decreased 4% year over year versus our expectation for a decline between 9% and 13%. The mid-funnel investments we have made continued to drive the year-over-year improvements in our ability to capture more of our customer demand and connect more of that demand to our Premier Agent partners, contributing to better-than-expected connections. The year-over-year decline continued to be driven by housing macroeconomic market factors, including low housing inventory, fewer new for-sale listings, increases and volatility in mortgage interest rates, as well as home-price fluctuations.

RENTALS

Rentals revenue of $91 million in Q2 was up 28% year over year, as Rentals traffic on Zillow grew 15% year over year to 31 million average monthly unique visitors (UVs)[13] in Q2. Our industry-leading rentals traffic continued to drive growth in the number of multifamily properties on our platform, which continued to accelerate in Q2 on a year-over-year basis when compared to Q1 2023 and Q4 2022. We also benefited from industry tailwinds as occupancy rates have declined from historically high levels. Lower rental demand combined with new supply coming onto the market drove an increased need for advertising from landlords.



RENTALS REVENUE
$100M
$80M
$60M
$40M
$20M
$0M
$71M
$74M
$68M
$74M
$91M
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023



RENTALS UVs
35M
30M
25M
20M
15M
10M
5M
0M
27M
27M
26M
29M
31M
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

[13] *Comscore data, which includes average number of monthly unique visitors to rental listings on Zillow, Trulia and HotPads mobile apps and websites for Q2 2023 vs. Q2 2022.*

7 | Q2 2023

ZILLOW GROUP

MORTGAGES Mortgages revenue was $24 million for Q2, a decrease of 17% year over year, due to higher interest rates that impacted demand and resulted in a decrease in revenue from our mortgage marketplace. Purchase loan origination volume was up 30% sequentially from Q1 and up 73% year over year, reflecting our ability to help more of our customers with financing. We continued to make progress building our Zillow Home Loans purchase mortgages business by improving integration between Zillow Home Loans and our Premier Agent network and increasing customer engagement on our apps and sites. NET LOSS AND ADJUSTED EBITDA On a GAAP basis, net loss was $35 million in Q2 and net loss margin was 7%. Adjusted EBITDA was $111 million in Q2, above the midpoint of our outlook range by $40 million, driven primarily by higher-than-anticipated Residential revenue. Adjusted EBITDA margin was 22%. We believe that this outperformance demonstrates the inherent profit leverage in our business model and how quickly revenue outperformance can flow through to Adjusted EBITDA. Select Operating Expenses and Cost of Revenue Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $570 million in Q2, up 12% sequentially from $508 million in Q1 2023 and up 14% from Q2 2022. Year-over-year results were impacted primarily by headcount-related expenses, including share-based compensation expense, driven by costs associated with certain personnel departures, as well as the impact of our August 2022 equity grants. 8 | Q2 2023

Adjusted EBITDA expenses 14 were $395 million in Q2 2023, up sequentially from $365 million in Q1 2023, consistent with the expectations implied in our outlook. The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEET & CASH FLOW SUMMARY We ended Q2 with cash and investments of $3.3 billion, down slightly from $3.4 billion at the end of Q1 2023, after $150 million in share repurchases during Q2. We announced an additional $750 million repurchase authorization today, which brings our available authorizations to $1.0 billion under our total repurchase authorizations of $2.5 billion. Convertible debt was $1.7 billion at the end of Q2. 14 Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about the presentation and calculation of Adjusted EBITDA expenses. 9 | Q2 2023

Outlook The following table presents our outlook for the three months ending September 30, 2023 (in millions): 15 16 ● In Q3, our estimate for industry transaction dollar volume is a decline between 15% and 20% year over year. Within Residential revenue, we expect Q3 Premier Agent revenue will decline between 4% and 9% year over year. ● Our outlook implies flat Adjusted EBITDA expenses from $395 million in Q2 to a range of $391 million to $399 million for Q3, driven primarily by: ○ A sequential decrease in marketing and advertising expenses. ○ A modest increase in planned hiring investments. 16 We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025 and 2026 and any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 33.9 million and 11.5 million shares of Class C capital stock, respectively. 15 Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization from new acquisitions; impairments of assets; gains or losses on extinguishment of debt; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see the “Use of Non-GAAP Financial Measures” section below . 10 | Q2 2023

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 2, 2023, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future multiple listing service (“MLS”) rules and requirements; our ability to continue to innovate and compete successfully to attract customers and real estate partners; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions; our ability to attract and retain a highly skilled workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 11 | Q2 2023

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or our other filings with the Securities and Exchange Commission. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, connection, engagement, growth, and other data about Zillow Group’s performance and the residential real estate industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Customer Transactions and current share of Customer Transactions as a percentage of total transactions. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which currently include Premier Agent, seller solutions and Zillow Home Loans. Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans and/or involves a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow. In particular: • For Premier Agent and seller solutions, Zillow Group uses an internal approximation of the number of buy- and/or sell-side transactions, as applicable, that involve a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex and seller solutions programs, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Home Loans, Zillow Group counts each unique purchase transaction in which the home buyer uses Zillow Home Loans. Revenue Per Customer Transaction: Zillow Group calculates “Revenue Per Customer Transaction” as Premier Agent, seller solutions and Zillow Home Loans revenue divided by the number of Customer Transactions during the relevant period. Share of Customer Transactions: For purposes of estimating our historical share of customer transactions, Zillow Group assumed there were 12.2M buy and sell-side transactions in 2021, based on the estimated 6.1M home transactions reported by the National Association of REALTORS® in 2021. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net income (loss), the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. • Adjusted EBITDA Margin Reconciliation We have provided a reconciliation below of Adjusted EBITDA margin to net income (loss) margin, the most directly comparable GAAP financial measure. • Adjusted EBITDA Expenses Reconciliation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. 12 | Q2 2023

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP financial measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not reflect the results of discontinued operations; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment and restructuring costs; • Do not reflect acquisition-related costs; • Do not reflect interest expense or other income; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP financial measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net income (loss), and our other GAAP results. 13 | Q2 2023

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss), and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited). Three Months Ended June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 Reconciliation of Adjusted EBITDA to Net Income (Loss): Net income (loss) $ (35) $ (22) $ (72) $ (53) $ 8 Loss from discontinued operations, net of income taxes — — — 2 2 Income taxes 1 — 4 3 (9) Other income (42) (32) (24) (12) (5) Depreciation and amortization 45 40 36 34 41 Share-based compensation 130 103 110 147 99 Impairment and restructuring costs 2 6 10 — — Acquisition-related costs 1 — — — — Interest expense 9 9 9 9 9 Adjusted EBITDA $ 111 $ 104 $ 73 $ 130 $ 145 Three Months Ended June 30, 2023 March 31, 2023 June 30, 2022 Calculation of Adjusted EBITDA Expenses: Revenue $ 506 $ 469 $ 504 Less: Adjusted EBITDA (111) (104) (145) Adjusted EBITDA expenses $ 395 $ 365 $ 359 14 | Q2 2023

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year growth rates and the most directly comparable GAAP financial measure and related year-over-year growth rates, which is net income (loss) margin, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited):

	Three Months Ended June 30,		2022 to 2023 % Change	Six Months Ended June 30,		2022 to 2023 % Change
	2023	2022		2023	2022	
Revenue:						
Residential	$ 380	$ 392	(3)%	$ 741	$ 810	(9)%
Rentals	91	71	28%	165	132	25%
Mortgages	24	29	(17)%	50	75	(33)%
Other	11	12	(8)%	19	23	(17)%
Total revenue	$ 506	$ 504	—%	$ 975	$ 1,040	(6)%
Other Financial Data:						
Gross profit	$ 402	$ 407	(1)%	$ 779	$ 851	(8)%
Net income (loss)	$ (35)	$ 8	(538)%	$ (57)	$ 24	(338)%
Adjusted EBITDA	$ 111	$ 145	(23)%	$ 215	$ 311	(31)%

Percentage of Revenue:	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	2022 to 2023 % Change	2022 to 2023 Margin Change Basis Points	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	2022 to 2023 % Change	2022 to 2023 Margin Change Basis Points
Gross profit	79%	81%	(2)%	(100)	80%	82%	(2)%	(200)
Net income (loss)	(7)%	2%	(450)%	(900)	(6)%	2%	(400)%	(800)
Adjusted EBITDA	22%	29%	(24)%	(700)	22%	30%	(27)%	(800)

15 | Q2 2023
ZILLOW GROUP

https://investors.zillowgroup.com